Prospectus Supplement	Filed Pursuant to Rule 424(b)(2)
(To Prospectus Dated April 19, 2013)	Registration No. 333-188009

$42,000,000

Up To 2,470,588 Shares
Of Common Stock, No Par Value

We are distributing non-transferable rights to subscribe for and purchase up to 2,470,588 common shares (maximum) in the aggregate to persons who owned our common shares as of 5:00 p.m., Eastern Time, on the record date, October 21, 2013. You will receive the right to subscribe for 0.2721 of common share for each share that you owned on October 21, 2013, at a subscription price of $17.00 per share. This means that you will have the right to acquire one common share at the subscription price for approximately every 3.675 common shares that you owned on that date. There is no minimum number of rights that must be exercised in order for us to complete the rights offering.

You will be able to exercise your rights to purchase common shares only during a limited period. If you do not exercise your rights before 5:00 p.m., Eastern Time, on December 9, 2013, the rights will expire. We may decide to extend the rights offering, at our discretion, for up to fifteen calendar days.

We have entered into agreements with eleven standby purchasers, pursuant to which such standby purchasers have agreed to purchase up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. To the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. The maximum number of common shares to be issued by us in all of the transactions described in this Prospectus Supplement will not exceed 2,470,588 common shares. We may complete the rights offering even if we have received shareholder subscriptions, along with our standby purchaser commitments, of less than $42 million.

All common shares sold in the rights offering and pursuant to agreements with standby purchasers will be at the $17.00 per share subscription price.

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”. On November 7, 2013, the last sale price of our common shares as reported on the NASDAQ Global Select Market was $17.40 per share.

Investing in our common shares involves risks. You should carefully review and consider the information contained in this Prospectus Supplement, including the Risk Factors beginning on page S-18, as well as the Risk Factors and other information contained in any document we incorporate by reference into this Prospectus Supplement before exercising your subscription rights. See “Where You Can Find More Information” beginning on page S-iii of this Prospectus Supplement.

	Per Share	Total Offering Size
Public offering price	$17.00	$42,000,000
Maximum dealer-management fee [1]	$0.51	$1,260,000
Net proceeds, before expenses, to us	$16.49	$40,740,000

[1]	Represents 3% fee payable to Sandler O’Neill for common shares acquired by standby purchasers that Sandler O’Neill introduces to us (which fee shall be reduced to 1% for any common shares acquired by standby purchasers that we identify and that are not introduced to us by Sandler O’Neill). Sandler O’Neill will not receive any fee for rights that are exercised by rights holders.

Neither the Securities and Exchange Commission, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE NOR ANY OTHER FEDERAL OR state regulator has approved or disapproved of these securities or determined if this prospectus SUPPLEMENT is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts, deposits or other debt obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any governmental agency or otherwise.

We have entered into an agreement with Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) pursuant to which Sandler O’Neill is acting as our dealer-manager in connection with the rights offering. Sandler O’Neill has agreed to use its reasonable efforts as our dealer-manager to identify potential standby purchasers and assist us in negotiating standby purchase agreements with standby purchasers. Sandler O’Neill will not participate in the solicitation of our current shareholders regarding the exercise of their subscription rights. We are offering common stock directly to holders of record on the record date. Sandler O’Neill is not underwriting this offering and has no obligation to purchase, or procure purchasers for, common stock offered by this Prospectus Supplement. We have agreed to pay certain fees to, and expenses of, Sandler O’Neill in connection with its services as our dealer-manager. See “Plan of Distribution” beginning on page S-38 of this Prospectus Supplement.

The date of this Prospectus Supplement is November 8, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, all references in this Prospectus Supplement to “Peapack”, “the Company”, “we”, “us” and “our” refer to Peapack-Gladstone Financial Corporation.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. The information contained in this Prospectus Supplement is accurate only as of the date of this Prospectus Supplement, regardless of the time of delivery of this Prospectus Supplement or of any sale of the securities offered pursuant to this Prospectus Supplement.

This document consists of two parts. The first part is this Prospectus Supplement, which describes the specific terms of this rights offering and certain other matters and also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. The second part is the accompanying Prospectus, which describes more general information about us, some of which may not apply to the rights offering. You should read both this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information” beginning on page S-iii of this Prospectus Supplement. Generally, when we refer to the Prospectus, we are referring to both parts of this document combined.

We are offering to sell, and seeking offers to buy, our common shares issuable upon exercise of non-transferable subscription rights only in jurisdictions where offers and sales are permitted. The distribution of this Prospectus and the offering of our common shares issuable upon exercise of non-transferable subscription rights in certain jurisdictions may be restricted by law. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common shares issuable upon exercise of non-transferable subscription rights offered by this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When acquiring any securities discussed in this Prospectus, you should rely only on the information provided in this Prospectus, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. You should not assume that the information in this Prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

To the extent the information set forth in this Prospectus Supplement differs from the information set forth in the accompanying Prospectus or any document incorporated by reference filed prior to the date of this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Currency amounts in this Prospectus Supplement are stated in U.S. dollars.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this Prospectus Supplement. This Prospectus Supplement summarizes material provisions of contracts and other documents that we refer you to. For further information on the Company and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities. Because the Prospectus Supplement may not contain all the information that you may find important, you should review the full text of these documents.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the Prospectus Supplement;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file with the SEC will automatically update and supersede this Prospectus Supplement and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this Prospectus Supplement and information incorporated by reference into this Prospectus Supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2012;
•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013;
•	Current Reports on Form 8-K filed on the following dates: February 25, 2013, March 22, 2013, March 26, 2013, April 23, 2013, April 26, 2013, July 31, 2013, September 12, 2013, October 22, 2013 and October 25, 2013 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K, including those listed here, is not incorporated herein by reference);
•	The definitive proxy statement for our 2013 annual meeting of shareholders; and
•	The description of the common stock which is contained in the Company’s Registration Statement on Form 10 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this Prospectus Supplement under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;
•	Section 14 of the Exchange Act; and
•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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You should assume that the information appearing in this Prospectus Supplement is accurate as of the date of this Prospectus Supplement only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this Prospectus Supplement, call or write our Shareholder Relations Department, as follows:

Peapack-Gladstone Financial Corporation

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

Attention: Mary Donovan, Assistant Corporate Secretary

Telephone: (908) 719-3319

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CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, including the documents incorporated herein by reference, contains forward-looking information about us that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “will”, “should”, “project”, “plan”, “seek”, “intend”, or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this Prospectus Supplement and our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this Prospectus Supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this Prospectus Supplement. You should not place undue reliance on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•	inability to successfully grow our business and implement our strategic plan including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;

•	inability to manage our growth;

•	inability to successfully integrate our expanded employee base;

•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;

•	declines in value in our investment portfolio;

•	higher than expected increases in our allowance for loan losses;

•	higher than expected increases in loan losses or in the level of non-performing loans;

•	declines in our net interest margin caused by the low interest rate environment and highly competitive market;

•	unexpected changes in interest rates;

•	a continued or unexpected decline in real estate values within our market areas;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

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•	successful cyber attacks against our IT infrastructure or that of our IT providers;

•	higher than expected FDIC insurance premiums;

•	adverse weather conditions;

•	inability to successfully generate new business in new geographic markets;

•	inability to execute upon new business initiatives;

•	lack of liquidity to fund our various cash obligations;

•	reduction in our lower-cost funding sources;

•	our inability to adapt to technological changes;

•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and

•	other unexpected material adverse changes in our operations or earnings.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about us and the offering. Because it is a summary, it may not contain all of the information that is important to you. You should read this summary together with the entire Prospectus Supplement, including our financial statements, the notes to those financial statements, and the other documents that are incorporated by reference in this Prospectus Supplement, before making an investment decision. See the “Risk Factors” section of this Prospectus Supplement beginning on page S-18 for a discussion of the risks involved in the offering and investing in our common shares.

About Peapack

Peapack-Gladstone Financial Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized under the laws of New Jersey in August 1997 by the Board of Directors of Peapack-Gladstone Bank (the “Bank”), its principal subsidiary, to become a holding company for the Bank. The Bank is a state chartered commercial bank founded in 1921 under the laws of the State of New Jersey. The Bank is a member of the Federal Reserve System. The Bank offers a full range of quality products and services to businesses, non-profits and consumers through its New Jersey locations, online access, a wealth management division and its subsidiary, PGB Trust & Investments of Delaware. The Bank maintains ten branches in Somerset County, six in Morris County, four in Hunterdon County, one in Middlesex County and two in Union County, and also maintains private banking offices in Morris, Somerset, Mercer and Bergen Counties.

Our commercial loan customers are business people, including business owners, professionals, retailers, contractors and real estate investors. Most forms of commercial lending are offered, including working capital lines of credit, term loans for fixed asset acquisitions, commercial mortgages, multi-family mortgages and other forms of asset-based financing.

In addition to commercial lending activities, we offer a wide range of consumer banking services, including: checking and savings accounts, money market and interest-bearing checking accounts, certificates of deposit, and individual retirement accounts held in certificates of deposit. We also offer residential and construction mortgages, home equity lines of credit and other second mortgage loans. Automated teller machines are available at 23 locations. Internet banking, including an online bill payment option and mobile phone banking, is available to customers.

PGB Trust & Investments

PGB Trust & Investments, the wealth management division of the Bank, is one of the largest New Jersey-based trust and investment businesses with $2.58 billion of assets under administration as of September 30, 2013. It is headquartered in Bedminster, with additional offices in Clinton, Morristown and Summit, NJ, as well as at the Bank’s new subsidiary, PGB Trust & Investments of Delaware, in Greenville, DE. Wealth management services are also available at any of our private banking locations. PGB Trust & Investments is known for its integrity, client service and broad range of fiduciary, investment management and tax services, designed specifically to meet the needs of high net-worth individuals, families, foundations and endowments.

We believe our wealth management business differentiates us from our competition and adds significant value. We intend to grow this business further both in and around our market areas through our new Delaware Trust subsidiary; through our existing wealth, loan and depository client base; and through our innovative Private Banking service model, which utilizes teams of Private Bankers working together to provide fully integrated client solutions. Throughout the wealth management division and all other business lines, we will continue to provide the unparalleled personalized, high-touch service our valued clients have come to expect.

Our Markets

Our current market is defined as New York-Northern New Jersey-Long Island, NY-NJ-PA MSA. Our primary markets are located in New Jersey, among one of the most attractive banking markets in the United States with a total population of approximately 8.83 million and a median household income of $66,950 as of 2007-2011, well above the U.S. median household income of $50,517 as of 2007-2011, according to estimates from the United States Census Bureau. Somerset County, where we are headquartered, is among one of the wealthiest in New Jersey, with a 2007-2011 median household income of $98,842 according to estimates from United States Census Bureau. We believe that these markets have economic and competitive dynamics that are consistent with our objectives and favorable to executing our growth strategy.

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Competitive Strengths

We believe that we are especially well-positioned to create value for our shareholders as a result of the following competitive strengths:

•         Strong Brand and Reputation in our Markets. We believe that our strong brand and market reputation have become and will remain key drivers of our growth. By capitalizing on the close community ties and business relationships, often time developed through our highly sought after trust and wealth management business, we are positioned to continue taking advantage of the market opportunity present in our primary marketplace. We are actively involved in numerous charitable organizations in local communities. We believe that our strong ties to the communities within our markets and well-respected executive management team and board of directors will enable us to attract talented bankers and customers, acquire other institutions, and take advantage of future growth opportunities.

•         Sound Credit Quality. By adhering to rigorous underwriting criteria, we have built a diversified asset portfolio anchored by commercial real estate loans (principally multi-family) with significant credit protection and attractive yields in our primary market areas. We strive to underwrite the customer relationship and not just the credit, allowing us to originate higher-quality assets, which we believe generate more predictable and more stable returns on a risk-adjusted basis. Our focus on the long-term success of our business through increasing risk-adjusted returns, as opposed to short-term profit goals, has enabled us to remain profitable in various market conditions across business cycles.

•         Core Funding. A significant driver of our franchise is the continued growth of our core deposits, such as checking, money market and savings deposits, which we use to fund our loans and investments. At September 30, 2013, our total deposits were approximately $1.57 billion, 90% of which were core deposits (defined as total deposits excluding certificates of deposit). We seek to cross-sell deposit products at loan origination and derive significant amounts of core deposits as a result of our trust and wealth management relationships, which provide a basis for expanding our banking relationships and a stable source of funding.

Our Business Strategy

In October 2012, our Board of Directors hired Douglas Kennedy as our Chief Executive Officer. Following the hiring we have undertaken a strategic review of our operations including the addition of key personnel to our management team.

After an extensive assessment of our Company and the market, our management team developed and presented a comprehensive plan for our future, known as “Expanding Our Reach”, to our Board of Directors. The plan anticipates a steady stream of increased business revenue and earnings while focusing on superior client service. Over 50 employees at all levels of the Company were enlisted to help draft the plan, which includes the following key elements:

•	enhanced risk management;

•	expansion of our Multi-Family and Commercial Real Estate Lending business;

•	expansion of our Commercial and Industrial (C&I) lending business through Private Banking teams, who will lead with deposit gathering and wealth management; and

•	establishment of a sales force that supports our branches and will serve as a primary contact for clients.

Core Competencies

•         Commercial Lending. We have been helping businesses emerge, expand and evolve for many years. We plan to continue this by moving more aggressively and growing our multi-family and other commercial real estate lending businesses, and introducing a comprehensive C&I lending program designed to service individuals, professional service firms, foundations, and privately owned businesses. This C&I lending program, similar to our wealth management business, will be fully integrated into our Private Banking platform with a C&I Lending Private Banker, a Wealth Advisor Private Banker and a Deposit Private Banker who will work together to provide high-touch “white-glove” client service.

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•         Retail Banking – Deposits. We see a lot of opportunity for growth in our core markets. We have recently introduced the concept of high-touch relationship-style banking to support the affluent segment of our branch network. Much like the Private Banking service model, this team is intimately knowledgeable of all Bank products and services and serves as the primary contact for clients seeking wealth, lending and deposit solutions. The structure of this team will enable our existing branch network to maintain its primary objective of providing unique and unparalleled client service. Additionally, it is our expectation that our new Private Banking platform will contribute significantly to our retail deposit growth, not only through stand-alone deposit relationships, but through comprehensive new relationships associated with C&I lending.

•         Wealth Management. We have been in the wealth management business since 1972. The business adds significant value to our Company and differentiates us from many of our competitors. Conversations with all clients and potential clients across all lines of business include a wealth management discussion. The market value of the assets under administration of the wealth management division was $2.58 billion at September 30, 2013.

Contact Us

The Company makes its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to such reports, available free of charge on its website at www.pgbank.com. Also available on the website are the Company’s Code of Business Conduct and Ethics, Corporate Governance Principles and charters for the Company’s Audit Committee, Compensation Committee and Nominating Committee.

The mailing address and telephone number of our principal executive offices are:

500 Hills Drive, Suite 300
Bedminster, New Jersey

(908) 234-0700

Additional information about us and our subsidiaries is included in documents incorporated by reference in this Prospectus. See “Where You Can Find More Information” beginning on page S-iii of this Prospectus.

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 QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

We are distributing, at no charge, to holders of our common shares, non-transferable subscription rights to purchase our common shares. You will receive one subscription right for each common share you owned as of 5:00 p.m., Eastern Time, on October 21, 2013, the record date. The shares to be issued in the rights offering, like our existing common shares, are quoted on the NASDAQ Global Select Market under the ticker symbol “PGC”.

What is the subscription right?

Each subscription right gives our shareholders the opportunity to purchase 0.2721 of a common share at a subscription price of $17.00 per share. We have granted to you, as a shareholder of record as of October 21, 2013, one subscription right for each common share you owned at that time. Certain shareholders participate in our Dividend Reinvestment Plan, which could result in such shareholders owning fractional shares as of the close of business on the record date. To the extent that the common shares owned by you at the close of business on the record date is not a whole number, the number of subscription rights to which you are entitled will be rounded down to the nearest whole subscription right. Additionally, fractional shares resulting from the exercise of subscription rights will be eliminated by rounding down to the nearest whole share.

For example, if you owned 1,000.5 common shares as of the close of business on October 21, 2013, you would have received 1,000 subscription rights and would have the right to purchase 272 common shares for $17.00 per share. You may exercise all or a portion of your subscription rights or you may choose not to exercise any subscription rights at all.

If you hold a Company share certificate, the number of rights you may exercise pursuant to your subscription rights is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, DTC will issue one subscription right to the nominee record holder for each common share that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

Why are we conducting a rights offering?

Our Board of Directors has concluded that a rights offering was the appropriate option to raise equity capital. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our capital position; however, our Board of Directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

How was the $17.00 per share subscription price determined?

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including:

•	the results of negotiations with prospective standby purchasers;
•	the earnings per share and the per share book value of our common shares;
•	the trading history of our common shares;
•	our operating history and prospects for future earnings;
•	our current performance;
•	the prospects of the banking industry in which we compete;
•	the general condition of the securities markets at the time of the offering; and
•	the prices of equity securities and equity equivalent securities of comparable companies.

What is the offering to the standby purchasers?

We have entered into separate standby purchase agreements with eleven standby purchasers, pursuant to which such standby purchasers have agreed to purchase up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. Accordingly, to the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. The standby purchase commitments will be subject to certain conditions as set forth in such standby purchase agreements. The price per share paid by any standby purchaser for such common shares will be equal to the subscription price paid by our shareholders in the rights offering.

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Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of common shares you own will not change. If you choose not to exercise your subscription rights, or you exercise less than the full amount, you will experience dilution as a result of the sale of shares in the rights offering.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and full payment of the subscription price prior to the expiration of the rights offering, which is December 9, 2013, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on December 9, 2013, by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. Our Board of Directors may, in its discretion, extend the rights offering one or more times, but in no event will the expiration date be later than December 24, 2013. Our Board of Directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Although we will make reasonable attempts to provide this Prospectus Supplement to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on December 9, 2013 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed or quoted on the NASDAQ Global Select Market or any other stock exchange or market. Rights certificates may only be completed by the shareholder who receives the certificate.

Has our Board of Directors made a recommendation to our shareholders regarding the rights offering?

No. Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our common shares will trade; therefore, we cannot assure you that the market price for our common shares will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. See “Risk Factors” beginning on page S-18 of this Prospectus Supplement for a discussion of some of the risks involved in investing in our common shares.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

We will not issue common shares pursuant to the exercise of subscription rights or to any shareholder or standby purchaser who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of December 9, 2013, such clearance or approval has not been obtained and/or any applicable waiting period has not expired. See “The Rights Offering — Regulatory Limitation” beginning on page S-33 of this Prospectus Supplement. If we elect not to issue shares in such a case, the unissued shares will become available to standby purchasers.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Company share certificate and you wish to participate in the rights offering, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price, to the subscription agent before 5:00 p.m., Eastern Time, on December 9, 2013.

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In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., Eastern Time, on December 9, 2013.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

What form of payment is required to purchase the common shares?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full U.S. currency by personal or certified check or bank draft payable to “Registrar and Transfer Company”. However, certified checks or bank drafts will only be accepted if drawn from Peapack-Gladstone Bank.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your common shares through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the common shares you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on December 9, 2013, which is the expiration date that we have established for the rights offering.

When will I receive my new shares?

All common shares that you purchase in the rights offering will be issued in book-entry or uncertificated form. When issued, the common shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for issuance of the common shares purchased in the rights offering to each subscription rights holder of record that has validly exercised its subscription rights. If your shares as of October 21, 2013 were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, your nominee will be credited with the common shares you purchase in the rights offering as soon as practicable after the expiration of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase common shares in the rights offering.

Will our directors and executive officers participate in the rights offering?

Yes. We expect that each of our active directors and executive officers will participate in the rights offering. The number of subscription rights exercised by the directors and executive officers will depend on their current ownership of our common shares and their financial ability to exercise their subscription rights. The purchase price paid by them will be $17.00 per share, the same paid by all other persons who purchase common shares in the offering.

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What is the role of Sandler O’Neill in the rights offering?

We have entered into an agreement with Sandler O’Neill pursuant to which Sandler O’Neill is acting as our dealer-manager in connection with the rights offering. Sandler O’Neill will not participate in the solicitation of our current shareholders regarding the exercise of their subscription rights and will not receive a fee for rights that are exercised. As dealer-manager, Sandler O’Neill has indentified potential standby purchasers and assisted us in negotiating standby purchase agreements with standby purchasers. We have agreed to pay certain fees to, and expenses of, Sandler O’Neill for its services as our dealer-manager.

Will the standby purchasers receive any compensation for the standby commitments?

No. The standby purchasers are not receiving compensation for their standby commitments.

What agreements will be executed with the standby purchasers?

We have entered into standby purchase agreements pursuant to which an aggregate of eleven investors, as standby purchasers, have severally agreed to acquire from us at $17.00 per share up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. Accordingly, to the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. See “The Rights Offering — Regulatory Limitation” beginning on page S-33 of this Prospectus Supplement. See “Standby Purchase Agreements” beginning on page S-44 of this Prospectus Supplement.

What effects will the offering have on our outstanding common shares?

As of November 1, 2013, we had approximately 9,079,436 common shares issued and outstanding. Assuming no options are exercised prior to the expiration of the rights offering and assuming the offering is fully subscribed, 11,550,024 common shares will be outstanding immediately after completion of the offering.

The issuance of common shares in the offering will dilute, and thereby reduce, your proportionate ownership in our common shares if you choose not to exercise your subscription rights or if you exercise less than the full amount of subscription rights.

How much will we receive in net proceeds from the offering?

The offering is being made on a best efforts basis and is not subject to any minimum condition, so the actual proceeds that we receive may vary significantly. Assuming the offering is fully subscribed and that 2,470,588 common shares are sold to our current shareholders and standby purchasers, each of whom is identified by Sandler O’Neill, we estimate that the net proceeds from the offering, after advisory fees, dealer-manager commissions and estimated expenses, will be approximately $40.5 million. The net proceeds of the offering will be used by us for general corporate purposes which may include, among other things, funding our expansion plans, working capital and pursuing strategic opportunities which may be presented to us from time to time. See “Use of Proceeds” beginning on page S-39 of this Prospectus Supplement.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights will result in the purchase of additional common shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-18 of this Prospectus Supplement.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your escrow payment because the subscription agent will return payments through the record holder of your shares.

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What fees or charges apply if I purchase common shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Who should I contact if I have other questions?

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent, Registrar and Transfer Company, by calling (800) 368-5948, or by email at info@rtco.com. If you have any questions about us or the rights offering, please contact our information agent, AST Phoenix Advisors, by calling (212) 493-3910 (for banks and brokers) or (866) 620-2535 (for individual shareholders).

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RIGHTS OFFERING SUMMARY

Common Shares Offered	We are offering 2,470,588 common shares (maximum) in the offering. We are offering our shareholders as of October 21, 2013, the record date, the right to subscribe for and purchase common shares pursuant to the exercise of subscription rights.

Subscription Right	Each subscription right entitles you to purchase 0.2721 of a common share at a subscription price of $17.00 per share. We have granted to you, as a shareholder of record as of October 21, 2013, one subscription right for each common share you owned at that time. To the extent that the common shares owned by you at the close of business on the record date is not a whole number, the number of subscription rights to which you are entitled will be rounded down to the nearest whole subscription right. Additionally, fractional shares resulting from the exercise of subscription rights will be eliminated by rounding down to the nearest whole share. The number of rights exercisable into common shares appears on your rights certificate.

Record Date	October 21, 2013.

Subscription Price	$17.00 per share.

Shares Outstanding Before the Rights Offering	Approximately 9,079,436 common shares were outstanding as of November 1, 2013.

Shares Outstanding After Completion of the Rights Offering	Assuming no options are exercised prior to the expiration of the rights offering and assuming the offering is fully subscribed, 11,550,024 common shares will be outstanding immediately after completion of the offering.

Expiration of the Rights Offering	5:00 p.m. Eastern Time, on December 9, 2013. We may extend the rights offering without notice to you until December 24, 2013.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be quoted for trading on the NASDAQ Global Select Market or on any other stock exchange or market.

Regulatory Limitation	We will not be required to issue common shares to any rights holder pursuant to the exercise of subscription rights or to any standby purchaser who, in our opinion, could be required to obtain prior clearance or approval from, or submit a notice to, any federal or state bank regulatory authority to acquire, own or control such shares if, at the expiration time for the exercise of rights, such clearance or approval has not been obtained and/or any required waiting period has not expired. If we elect not to issue common shares in such case, such common shares will become available to the standby purchasers. See “The Rights Offering — Regulatory Limitation” beginning on page S-33 of this Prospectus Supplement.

Subscription Agent	We have engaged Registrar and Transfer Company as our subscription agent for the rights offering. All subscription rights certificates and election forms, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to the subscription agent prior to 5:00 p.m., Eastern Time, on December 9, 2013. The subscription agent will hold funds received in payment for common shares in a segregated account until the rights offering is completed or is withdrawn or canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest.

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Dealer-Manager	We have entered into an agreement with Sandler O’Neill pursuant to which Sandler O’Neill is acting as our dealer-manager in connection with the rights offering. Sandler O’Neill will not participate in the solicitation of our current shareholders regarding the exercise of their subscription rights. As dealer-manager, Sandler O’Neill has identified potential standby purchasers and assisted us in negotiating standby purchase agreements with standby purchasers. We have agreed to pay certain fees to, and expenses of, Sandler O’Neill for its services as our dealer-manager.

Procedure for Subscribing	To exercise your subscription rights, you must take the following steps:

• If you hold a Company share certificate, you must deliver payment and a properly completed and signed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on  December 9, 2013. You may deliver the documents and payment by hand delivery, U.S. mail or courier service. If U.S. mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m. Eastern Time, on December 9, 2013.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at a subscription price of $17.00 per share.

Standby Purchase Agreements	We have entered into standby purchase agreements pursuant to which an aggregate of eleven investors, as standby purchasers, have severally agreed to acquire from us at $17.00 per share up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. Accordingly, to the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. See “The Rights Offering — Regulatory Limitation” beginning on page S-33 of this Prospectus Supplement and “Standby Purchase Agreements” beginning on page S-44 of this Prospectus Supplement.

Extensions, Cancellation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date, but in no event will we extend the rights offering beyond December 24, 2013. Our Board of Directors may cancel the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

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Common Shares Issuable upon Exercise of Subscription Rights to be Issued in Book-Entry, or Uncertificated Form	All common shares that you purchase in the rights offering will be issued in book-entry or uncertificated form. When issued, the common shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for issuance of the common shares purchased in the rights offering to each subscription rights holder of record that has validly exercised its subscription rights. If your shares as of October 21, 2013 were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, your nominee will be credited with the common shares you purchase in the rights offering as soon as practicable after the expiration of the rights offering.

Purchase Intentions of Our Directors and Executive Officers

We expect that each of our active directors and executive officers will participate in the rights offering. The number of subscription rights exercised by the directors and executive officers will depend on their current ownership of our common shares and their financial ability to exercise their subscription rights. The purchase price paid by them will be $17.00 per share, the same paid by all other persons who purchase common shares in the offering.

Trading Market	Our common shares are quoted on the NASDAQ Global Select Market under the ticker symbol “PGC”.

No Board or Financial Advisor Recommendations	An investment in our common shares must be made pursuant to your evaluation of your best interests. Accordingly, our Board of Directors does not make any recommendation to you regarding whether you should exercise your rights or purchase our common shares.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Use of Proceeds	We estimate that the net proceeds from the offering, after advisory fees, dealer-manager commissions and estimated expenses, will be approximately $40.5 million. The net proceeds of the offering will be used by us for general corporate purposes which may include, among other things, funding our expansion plans, working capital and pursuing strategic opportunities which may be presented to us from time to time. See “Use of Proceeds” beginning on page S-39 of this Prospectus Supplement.

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Risk Factors	Before you exercise your subscription rights to purchase common shares, you should be aware that there are risks associated with your investment, including the risks described in the section captioned “Risk Factors” beginning on page S-18 of this Prospectus Supplement, and the risks that we have highlighted in other sections of this Prospectus Supplement. You should carefully read and consider these risk factors together with all of the other information included in this Prospectus Supplement before you decide to exercise your subscription rights to purchase our common shares.

Additional Information	We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.pgbank.com, electronic copies of our filings with the SEC, including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these filings, if any. Information on our website should be considered a part of this Prospectus Supplement, and we do not intend to incorporate into this Prospectus Supplement any information contained in our website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this Prospectus Supplement and you may see a list of the documents we incorporate by reference on page S-iii of this Prospectus Supplement.

Questions	If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent, Registrar and Transfer Company, by calling (800) 368-5948, or by email at info@rtco.com. If you have any questions about us or the rights offering, please contact our information agent, AST Phoenix Advisors, by calling (212) 493-3910 (for banks and brokers) or (866) 620-2535 (for individual shareholders).

S-12

SUMMARY FINANCIAL INFORMATION

Peapack Summary Historical Consolidated Financial Information

The following table sets forth certain selected financial data of the Company as of and for the nine months ended September 30, 2013 and 2012 and as of and for each of the five years ended December 31, 2012, 2011, 2010, 2009 and 2008. The data for the Company as of September 30, 2013 and for the nine months ended September 30, 2013 were derived from the Company’s unaudited consolidated financial statements. The data for the Company as of and for each of the five years ended December 31, 2012, 2011, 2010, 2009 and 2008 were derived from the Company’s audited consolidated financial statements. You should read the selected financial data in conjunction with the Company’s unaudited consolidated financial statements as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated herein by reference, as well as the Company’s audited consolidated financial statements as of and for each of the five years ended December 31, 2012, 2011, 2010, 2009 and 2008 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is also incorporated herein by reference.

The consolidated financial statements as of and for the nine months ended September 30, 2013 and 2012 are unaudited and include adjustments management considers necessary for a fair presentation under generally accepted accounting principles. The results of operations for any interim period are not necessarily indicative of results for the full year.

	Nine Months Ended September 30,		Years Ended December 31,
(In Thousands, Except Per Share Data)	2013	2012	2012	2011	2010	2009	2008
Summary Earnings:
Interest Income	41,315	42,298	56,090	56,051	60,922	66,007	$71,917
Interest Expense	3,067	3,654	4,687	7,136	11,032	17,659	25,597
Net Interest Income	38,248	38,644	51,403	48,915	49,890	48,348	46,320
Provision for Loan Losses	2,100	3,750	8,275	7,250	10,000	9,700	2,400
Net Interest Income After Provision
For Loan Losses	36,148	34,894	43,128	41,665	39,890	38,648	43,920
Other Income, Exclusive of Securities
Gains/(Losses), Net	14,907	13,221	17,493	15,679	14,932	13,729	14,382
Securities Gains/(Losses), Net	715	732	3,810	1,037	124	69	483
Impairment Charges on Securities	—	—	—	—	(941)	—	(56,146)
Other Expenses	40,537	34,777	48,330	44,399	43,110	42,266	37,285
Income/(Loss) Before Income
Tax Expense	11,233	14,070	16,101	13,982	10,895	10,180	(34,646)
Income Tax Expense/(Benefit)	4,367	5,432	6,405	1,814	3,231	3,054	(12,586)
Net Income/(Loss)	6,866	8,638	9,696	12,168	7,664	7,126	(22,060)
Dividends on Preferred Stock and Accretion	—	474	474	1,228	1,686	1,493	—
Net Income/(Loss) Available to Common Shareholders	6,866	8,164	9,222	10,940	5,978	5,633	$(22,060)

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	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Per share data (reflects a 5% stock dividend in 2009 except for cash dividends per share):
Earnings/(Loss) Per Share-Basic	$0.77	$0.93	$1.05	$1.25	$0.68	$0.64	$(2.53)
Earnings/(Loss) Per Share-Diluted	0.76	0.93	1.05	1.25	0.68	0.64	(2.53)
Cash Dividends Declared	0.15	0.15	0.20	0.20	0.20	0.26	0.64
Book Value End-of-Period	14.12	13.38	13.90	12.47	11.03	10.57	9.64
Weighted Average Shares
Outstanding	8,910,514	8,775,022	8,780,973	8,741,209	8,784,655	8,715,419	8,707,327
Common Stock Equivalents (Dilutive)	71,644	30,837	47,501	1,061	366	50,838	—

	At September 30,		At December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (at Period End):
Total Assets	$1,797,704	$1,583,490	$1,667,836	$1,600,335	$1,505,425	$1,512,353	$1,385,425
Investment Securities Held to Maturity	—	76,698	—	100,719	140,277	89,459	51,731
Securities Available to Sale	273,952	253,489	304,479	319,520	275,076	272,484	173,543
FHLB and FRB Stock, at cost	7,707	4,639	4,639	4,569	4,624	5,315	4,902
Total Loans	1,396,949	1,096,482	1,132,584	1,038,345	932,497	983,537	1,052,982
Allowance for Loan Losses	14,056	13,893	12,735	13,223	14,282	13,192	9,688
Total Deposits	1,572,563	1,432,686	1,516,427	1,443,892	1,351,546	1,349,669	1,237,888
Total Shareholders’ Equity	126,418	117,478	122,057	122,971	117,716	119,509	83,894
Trust Assets under Administration (Market Value)	2,581,813	2,146,920	2,303,612	1,957,146	1,940,404	1,856,229	1,804,629
Cash Dividends:
Common	1,348	1,331	1,774	1,765	1,757	2,199	5,304
Preferred	—	112	112	823	1,126	1,218	—

	At September 30,		At December 31,
	2013	2012	2012	2011	2010	2009	2008
Selected Performance Ratios:
Return on Average Total Assets	0.55%	0.73%	0.61%	0.79%	0.52%	0.49%	(1.62)%
Return on Average Common Shareholders’
Equity	7.35	9.63	8.03	10.74	6.26	6.26	(20.74)
Dividend Payout Ratio	19.63	16.30	19.24	16.13	29.39	39.05	(24.04)
Average Equity to Average Assets Ratio	7.43	7.18	7.25	7.64	7.83	7.99	7.81
Net Interest Margin	3.26	3.52	3.50	3.47	3.64	3.58	3.68
Non-Interest Expenses to Average Assets	3.22	2.93	3.04	2.90	2.91	2.90	2.74
Non-Interest Income to Average Assets	1.24	1.18	1.34	1.09	0.95	0.95	(3.03)

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	At September 30,				At December 31,
Asset Quality Ratios (At Period End):	2013		2012		2012		2011		2010		2009		2008
Non-Performing Loans to Total Loans	0.49%		1.55%		1.04%		1.85%		2.01%		1.19%		0.51%
Non-Performing Assets to
Total Assets	0.54		1.29		0.91		1.65		1.51		0.80		0.48
Allowance for Loan Losses to
Non-Performing Loans	2.0	X	0.8	X	1.1	X	0.7	X	0.8	X	1.1	X	1.8	X
Allowance for Loan Losses to
Total Loans	1.01%		1.27%		1.12%		1.27%		1.53%		1.34%		0.92%
Net Charge-Offs to Average Loans Plus
Other Real Estate Owned	0.08		0.38		0.80		0.86		0.93		0.61		0.02

	At September 30,		At December 31,
Liquidity and Capital Ratios (At Period End):	2013	2012	2012	2011	2010	2009	2008
Average Loans to Average Deposits	80.85%	76.18%	76.39%	70.15%	72.22%	78.74%	85.01%
Total Shareholders’ Equity to
Total Assets	7.03	7.42	7.32	7.68	7.82	7.90	6.06
Average Common Shareholders’ Equity to
Average Assets	7.43	7.14	7.22	6.66	6.43	6.17	7.81
Total Capital to Risk-Weighted Assets	12.55	12.76	13.08	13.76	14.16	13.71	10.05
Tier 1 Capital to Risk-Weighted Assets	11.30	11.51	11.83	12.51	12.91	12.45	9.11
Tier 1 Leverage Ratio	7.20	7.31	7.27	7.73	7.96	7.93	6.15

S-15

 New Capital Rules

In July 2013, the Federal Reserve Board, or Federal Reserve, published final rules establishing a new comprehensive capital framework for U.S. banking organizations, referred to herein as the Rules. The Federal Deposit Insurance Corporation, or FDIC, and the Office of the Comptroller of the Currency, or OCC, have adopted substantially identical rules (in the case of the FDIC, as interim final rules). The Rules implement the Basel Committee’s December 2010 framework, commonly referred to as Basel III, for strengthening international capital standards as well as certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act. The Rules substantially revise the risk-based capital requirements applicable to bank holding companies and depository institutions, including the Company and the Bank, compared to the current U.S. risk-based capital rules. The Rules define the components of capital and address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The Rules also address risk weights and other issues affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing risk-weighting approach, which was derived from Basel I capital accords of the Basel Committee, with a more risk-sensitive approach based, in part, on the standardized approach in the Basel Committee’s 2004 Basel II capital accords. The Rules also implement the requirements of Section 939A of the Dodd-Frank Act to remove references to credit ratings from the federal banking agencies’ rules. The Rules are effective for the Company on January 1, 2015 (subject to phase-in periods for certain components).

The Rules, among other things: (i) introduce a new capital measure called “Common Equity Tier 1,” or CET1; (ii) specify that Tier 1 capital consist of CET1 and “Additional Tier 1 capital” instruments meeting specified requirements; (iii) apply most deductions/adjustments to regulatory capital measures to CET1 and not to the other components of capital, thus potentially requiring higher levels of CET1 in order to meet minimum ratios; and (iv) expand the scope of the reductions/adjustments from capital as compared to existing regulations.

Under the Rules, the minimum capital ratios for the Company and the Bank as of January 1, 2015 will be as follows:

•	4.5% CET1 to risk-weighted assets.
•	6.0% Tier 1 capital (i.e., CET1 plus Additional Tier 1) to risk-weighted assets.
•	8.0% Total capital (i.e., Tier 1 plus Tier 2) to risk-weighted assets.
•	4.0% Tier 1 capital to average consolidated assets as reported on consolidated financial statements (known as the “leverage ratio”).

When fully phased in on January 1, 2019, the Rules will also require the Company and the Bank to maintain a “capital conservation buffer” in an amount greater than 2.5%, composed entirely of CET1, on top of the minimum risk-weighted asset ratios. The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions that meet the minimum capital requirements of 4.5%, 6.0% and 8.0% for CET1, Tier 1 and Total capital, respectively, but fall below the capital conservation buffer, will face constraints on capital distributions and discretionary bonus payments to executive officers based on the amount of the shortfall. The capital conservation buffer effectively increases the minimum CET1 capital ratio to 7.0%, the minimum Tier 1 risk-based capital ratio to 8.5%, and the minimum total risk-based capital ratio to 10.5%, for banking organizations seeking to avoid the limitations on capital distributions and discretionary bonus payments to executive officers. The implementation of the capital conservation buffer will begin on January 1, 2016 at an amount greater than 0.625% and will increase by 0.625% on each subsequent January 1, until it reaches 2.5% on January 1, 2019.

The Rules provide for a number of deductions from and adjustments to CET1. These include, for example, the requirement that mortgage servicing rights, deferred tax assets dependent upon future taxable income and significant investments in common equity issued by nonconsolidated financial entities be deducted from CET1 to the extent that any one such category exceeds 10% of CET1 or all such categories in the aggregate exceed 15% of CET1.

Under current capital standards, the effects of accumulated other comprehensive income items included in capital are excluded for the purposes of determining regulatory capital ratios. Under the Rules, the effects of certain accumulated other comprehensive items are not excluded; however, non-advanced approaches banking organizations, including the Company and the Bank, may make a one-time permanent election to continue to exclude these items effective as of January 1, 2015.

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The deductions and other adjustments to CET1 will be phased in incrementally between January 1, 2015 and January 1, 2018.

With respect to the Bank, the Rules also revise the “prompt corrective action” regulations pursuant to Section 38 of the Federal Deposit Insurance Act, by: (i) introducing a CET1 ratio requirement at each capital quality level (other than critically undercapitalized), with the required CET1 ratio being 6.5% for well-capitalized status; (ii) increasing the minimum Tier 1 capital ratio requirement for each category, with the minimum Tier 1 capital ratio for well-capitalized status being 8% (as compared to the current 6%); and (iii) requiring a leverage ratio of 5% to be well-capitalized (as compared to the current required leverage ratio of 3 or 4%). The Rules do not change the total risk-based capital requirement for any “prompt corrective action” category. When the capital conservation buffer is fully phased in, the capital ratios applicable to depository institutions under the Rules will exceed the ratios to be considered well-capitalized under the prompt corrective action regulations.

The Rules prescribe a standardized approach for calculating risk-weighted assets that expand the risk-weighting categories from the current four Basel I-derived categories (0%, 20%, 50% and 100%) to a much larger and more risk-sensitive number of categories, depending on the nature of the assets, generally ranging from 0% for U.S. Government and agency securities, to 600% for certain equity exposures, and resulting in higher risk weights for a variety of asset categories. In addition, the Rules also provide more advantageous risk weights for derivatives and repurchase-style transactions cleared through a qualifying central counterparty and increase the scope of eligible guarantors and eligible collateral for purposes of credit risk mitigation.

We believe that, as of September 30, 2013, the Company and the Bank would meet all capital adequacy requirements under the Rules on a fully phased-in basis if such requirements were currently effective including after giving effect to the deductions described above.

S-17

RISK FACTORS

An investment in our common shares involves risks.  You should consider carefully the risk factors included below as well as those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, together with all of the other information included in, or incorporated by reference into, this Prospectus Supplement before making a decision to invest in the common shares. Some of these factors relate principally to our business. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to Ownership of Our Common Stock

We may not be able to continue to grow our business, which may adversely impact our results of operations.

Our business strategy calls for continued expansion. Our ability to continue to grow depends, in part, upon our ability to successfully attract deposits to existing and identify favorable loan and investment opportunities. We expect to add personnel to assist in this growth. In the event that we do not continue to grow, or the new personnel do not produce sufficient new revenues, our results of operations could be adversely impacted.

We may not be able to manage our growth, which may adversely impact our financial results.

As part of our expansion strategy, we plan to broaden and expand our multi-family, commercial real estate lending, commercial and industrial lending and residential mortgage businesses in both our existing and new geographic markets. In addition, as part of our expansion strategy, we may add new lines of business or offer new products and services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources to develop and market new lines of business and/or products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting customer preferences may also impact the successful implementation of a new line of business or a new product or service. Additionally, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks could have a material adverse effect on our business, results of operations and financial condition.

Our ability to implement our expansion strategy will depend upon a variety of factors, including our ability to attract and retain experienced personnel, the continued availability of desirable business opportunities and locations, the competitive responses from other financial institutions in the new market areas and our ability to manage growth. In order to implement our expansion strategy, we plan to hire new personnel in our existing and target markets. However, we may be unable to hire qualified management. In addition, the organizational and overhead costs may be greater than we anticipated. Moreover, we may not be able to obtain the regulatory approvals necessary. New business expansion efforts may take longer than expected to reach profitability, and we cannot assure that they will become profitable. The additional costs of adding new personnel may adversely impact our financial results.

Our ability to manage growth successfully will depend on whether we can continue to fund this growth while maintaining cost controls and asset quality, as well as on factors beyond our control, such as national and regional economic conditions and interest rate trends. If we are not able to control costs and maintain asset quality, such growth could adversely impact our earnings and financial condition.

The Company is required by Federal regulatory authorities to maintain adequate levels of capital to support its operations. The Company may at some point need to raise additional capital to support continued growth. The Company’s ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside the Company’s control, and on its financial performance. Accordingly, the Company cannot assure you of its ability to raise additional capital if needed or on terms acceptable to the Company. If the Company cannot raise additional capital when needed, the ability to further expand its operations could be materially impaired.

S-18

The Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect our business activities, financial position and profitability by increasing our regulatory compliance burden and associated costs, placing restrictions on certain products and services, and limiting our future capital raising strategies.

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which implements significant changes in the financial regulatory landscape and will impact all financial institutions, including the Company and the Bank.  The Act has and is likely to continue to increase our regulatory compliance burden.

Among the Act’s significant regulatory changes, it created the CFPB that is empowered to promulgate new consumer protection regulations and revise existing regulations in many areas of consumer protection.   The CFPB has exclusive authority to issue regulations, orders and guidance to administer and implement the objectives of federal consumer protection laws.  Moreover, the Act permits states to adopt stricter consumer protection laws and state attorney generals may enforce consumer protection rules issued by the CFPB.  The Act also changes the scope of federal deposit insurance coverage, and increases the FDIC assessment payable by the Bank.  The CFPB and these other changes have increased, and will continue to increase, our regulatory compliance burden and costs and may restrict the financial products and services we offer to our customers.

The Act also imposed more stringent capital requirements on bank holding companies by, among other things, imposing leverage ratios on bank holding companies and prohibiting new trust preferred issuances from counting as Tier I capital.  These restrictions may limit our future capital strategies.  The Act also increases regulation of derivatives and hedging transactions, which could limit our ability to enter into, or increase the costs associated with, interest rate and other hedging transactions.

Although certain provisions of the Act, such as required direct supervision by the CFPB, will not apply to banking organizations with less than $10 billion of assets, such as the Company and the Bank, the changes resulting from the legislation will impact our business.  New consumer protection rules issued by the CFPB will apply to us. These changes will require us to invest significant management attention and resources to evaluate and make necessary changes.

Negative developments in the financial services industry and U.S. and global credit markets may adversely impact our operations and results.

Our businesses and operations, which primarily consist of lending money to customers in the form of loans, borrowing money from customers in the form of deposits and investing in securities, are sensitive to general business and economic conditions in the United States. If the U.S. economy weakens, our growth and profitability from our lending, deposit and investment operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long-term fiscal outlook of the federal government and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries could affect the stability of global financial markets, which could hinder U.S. economic growth. Weak economic conditions are often characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales and commercial activity.

The current economic environment is also characterized by interest rates at historically low levels, which impacts our ability to attract deposits and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Our business is also significantly affected by monetary and related policies of the U.S. federal government and its agencies. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

Uncertainty in the financial markets in general with the expectation of the general economic downturn continued in 2012 and through much of 2013. Loan portfolio performances have deteriorated at many institutions resulting from, amongst other factors, a weak economy and a decline in the value of the collateral supporting their loans. The competition for our deposits has increased significantly due to liquidity concerns at many of these same institutions. Stock prices of bank holding companies, like ours, have been negatively affected by the current condition of the financial markets, as has our ability, if needed, to raise capital or borrow in the debt markets compared to recent years. As a result, there is potential for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and financial institution regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions. Negative developments in the financial services industry and the impact of new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance.

S-19

We are more sensitive than our more geographically diversified competitors to adverse changes in the local economy.

Much of our business is with customers located within Central and Northern New Jersey, as well as New York City. Our business loans are generally made to small to mid-sized businesses, most of whose success depends on the regional economy. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. Adverse economic and business conditions in our market area could reduce our growth rate, affect our borrowers' ability to repay their loans and, consequently, adversely affect our financial condition and performance. Further, we place substantial reliance on real estate as collateral for our loan portfolio. A sharp downturn in real estate values in our market area could leave many of our loans under-secured, which could adversely affect our earnings.

If our allowance for loan losses were not sufficient to cover actual loan losses, our earnings would decrease.

We maintain an allowance for loan losses based on, among other things, the level of non-performing loans, loan growth, national and regional economic conditions, historical loss experience, delinquency trends among loan types and various qualitative factors. However, we cannot predict loan losses with certainty and we cannot assure you that charge-offs in future periods will not exceed the allowance for loan losses. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. Factors that require an increase in our allowance for loan losses could reduce our earnings.

Changes in interest rates may adversely affect our earnings and financial condition.

Our net income depends primarily upon our net interest income. Net interest income is the difference between interest income earned on loans, investments and other interest-earning assets and the interest expense incurred on deposits and borrowed funds.

Different types of assets and liabilities may react differently, and at different times, to changes in market interest rates. We expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities. That means either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, an increase in market rates of interest could reduce our net interest income. Likewise, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce our net interest income. We are unable to predict changes in market interest rates, which are affected by many factors beyond our control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets.

Our exposure to credit risk could adversely affect our earnings and financial condition.

There are certain risks inherent in making loans, including risks that the principal of or interest on the loan will not be repaid timely or at all or that the value of any collateral supporting the loan will be insufficient to cover our outstanding exposure. These risks may be affected by the strength of the borrower’s business sector and local, regional and national market and economic conditions. Our risk management practices, such as monitoring the concentration of our loans within specific industries and our credit approval practices, may not adequately reduce credit risk, and our credit administration personnel, policies and procedures may not adequately adapt to changes in economic or any other conditions affecting customers and the quality of the loan portfolio. Finally, many of our loans are made to small and medium-sized businesses that are less able to withstand competitive, economic and financial pressures than larger borrowers. A failure to effectively measure and limit the credit risk associated with our loan portfolio could have a material adverse effect on our business, financial condition, results of operations and prospects.

S-20

Competition from other financial institutions in originating loans and attracting deposits may adversely affect our profitability.

We face substantial competition in originating loans. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of our competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, and more accessible branch office locations.

In attracting deposits, we face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of our competitors enjoy advantages, including greater financial resources, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect our ability to generate the funds necessary for lending operations and increase our cost of funds.

We also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, insurance companies and governmental organizations, which may offer more favorable terms. Some of our non-bank competitors are not subject to the same extensive regulations that govern our operations. As a result, such non-bank competitors may have advantages over us in providing certain products and services. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect our earnings and financial condition.

Our commercial real estate loan portfolio exposes us to risks that may be greater than the risks related to our other mortgage loans.

Our loan portfolio includes non-owner-occupied commercial real estate loans for individuals and businesses for various purposes, which are secured by commercial properties, as well as real estate construction and development loans. These loans typically involve repayment dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service. This may be adversely affected by changes in the economy or local market conditions. These loans expose a lender to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be liquidated as easily as residential real estate. If we foreclose on these loans, our holding period for the collateral typically is longer than for a single or multi-family residential property because there are fewer potential purchasers of the collateral. Additionally, non-owner-occupied commercial real estate loans generally involve relatively large balances to single borrowers or related groups of borrowers. Accordingly, charge-offs on non-owner-occupied commercial real estate loans may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. Unexpected deterioration in the credit quality of our commercial real estate loan portfolio would require us to increase our provision for loan losses, which would reduce our profitability and could materially adversely affect our business, financial condition, results of operations and prospects.

We are subject to environmental liability risk associated with our lending activities.

In the course of our business, we may purchase real estate, or we may foreclose on and take title to real estate. As a result, we could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Any significant environmental liabilities could cause a material adverse effect on our business, financial condition, results of operations and prospects.

S-21

Lack of seasoning of our loan portfolio could increase risk of credit defaults in the future.

A large portion of loans in our loan portfolio and of our lending relationships are of relatively recent origin. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process referred to as “seasoning.” As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio. Because a large portion of our portfolio is relatively new, the current level of delinquencies and defaults may not represent the level that may prevail as the portfolio becomes more seasoned. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which could materially adversely affect our business, financial condition, results of operations and prospects.

Deterioration in the fiscal position of the U.S. federal government could adversely affect us and our banking operations.

The long-term outlook for the fiscal position of the U.S. federal government is uncertain, as illustrated by the recent budget negotiations and partial shutdown of the U.S. government in October 2013. In addition to causing economic and financial market disruptions, any future failure to raise the U.S. statutory debt limit, or deterioration in the fiscal outlook of the U.S. federal government, could, among other things, materially adversely affect the market value of the U.S. and other government and governmental agency securities that we hold, the availability of those securities as collateral for borrowing, and our ability to access capital markets on favorable terms. In particular, it could increase interest rates and disrupt payment systems, money markets, and long-term or short-term fixed income markets, adversely affecting the cost and availability of funding, which could negatively affect our profitability. Any of these developments could materially adversely affect our business, financial condition, results of operations and prospects.

Government regulation significantly affects our business.

The banking industry is extensively regulated. Banking regulations are intended primarily to protect depositors, and the FDIC deposit insurance funds, not the shareholders of the Company. We are subject to regulation and supervision by the New Jersey Department of Banking and Insurance and the Federal Reserve Bank. Regulatory requirements affect our lending practices, capital structure, investment practices, dividend policy and growth. The bank regulatory agencies possess broad authority to prevent or remedy unsafe or unsound practices or violations of law. We are subject to various regulatory capital requirements, which involve both quantitative measures of our assets and liabilities and qualitative judgments by regulators regarding risks and other factors. Failure to meet minimum capital requirements or comply with other regulations could result in actions by regulators that could adversely affect our ability to pay dividends or otherwise adversely impact operations. In addition, changes in laws, regulations and regulatory practices affecting the banking industry may limit the manner in which we conduct our business. Such changes may adversely affect us, including our ability to offer new products and services, obtain financing, attract deposits, make loans and achieve satisfactory spreads and may impose additional costs on us.

The Bank is also subject to a number of Federal laws, which, among other things, require it to lend to various sectors of the economy and population, and establish and maintain comprehensive programs relating to anti-money laundering and customer identification. The Bank's compliance with these laws will be considered by the Federal banking regulators when reviewing bank merger and bank holding company acquisitions or commencing new activities or making new investments in reliance on the Gramm-Leach-Bliley Act. As a public company, we are also subject to the corporate governance standards set forth in the Sarbanes-Oxley Act, as well as any rules or regulations promulgated by the SEC or the NASDAQ Stock Market.

The short-term and long-term impact of the newly proposed regulatory capital rules is uncertain.

In July 2013, the Federal Reserve Board, or Federal Reserve, published final rules establishing a new comprehensive capital framework for U.S. banking organizations, referred to herein as the Rules. For a detailed description of the Rules, please refer to “Summary Financial Information – New Capital Rules” beginning on page S-16 of this Prospectus Supplement. The Federal Deposit Insurance Corporation, or FDIC, and the Office of the Comptroller of the Currency, or OCC, have adopted substantially identical rules (in the case of the FDIC, as interim final rules). The Rules implement the Basel Committee’s December 2010 framework, commonly referred to as Basel III, for strengthening international capital standards as well as certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act. Basel III creates a new regulatory capital standard based on Tier 1 common equity and increases the minimum leverage and risk-based capital ratios applicable to all banking organizations. Basel III also changes how a number of the regulatory capital components are calculated. A significant increase in our capital requirement could reduce our growth and profitability and materially adversely affect our business, financial condition, results of operations and prospects.

S-22

Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

FDIC insurance premiums increased substantially in 2009 and we may have to pay significantly higher FDIC premiums in the future. Market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised regular deposit insurance premiums. On May 22, 2009, the FDIC also implemented a five basis point special assessment of each insured depository institution’s total assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution’s assessment base for the second quarter of 2009, collected by the FDIC on September 30, 2009. The amount of this special assessment for the Bank was $672 thousand. Additional special assessments may be imposed by the FDIC for future quarters at the same or higher levels.

The Dodd-Frank Act revised the assessment rate schedule to provide initial base assessment rates ranging from five to 35 basis points and total base assessment rates ranging from 2.5 to 45 basis points. These changes, along with the use of all of our remaining FDIC insurance assessment credits in early 2009, may cause the premiums charged by the FDIC to increase. These actions could significantly increase our noninterest expense in 2013, 2014 and in future periods.

We are subject to liquidity risk.

Liquidity risk is the potential that we will be unable to meet our obligations as they become due, capitalize on growth opportunities as they arise, or pay regular dividends because of an inability to liquidate assets or obtain adequate funding in a timely basis, at a reasonable cost and within acceptable risk tolerances.

Liquidity is required to fund various obligations, including credit commitments to borrowers, mortgage and other loan originations, withdrawals by depositors, repayment of borrowings, dividends to shareholders, operating expenses and capital expenditures.

Liquidity is derived primarily from retail deposit growth and retention; principal and interest payments on loans; principal and interest payments; sale, maturity and prepayment of investment securities; net cash provided from operations and access to other funding sources.

Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole as banking organizations face turmoil and domestic and worldwide credit markets deteriorate.

Our information systems may experience a security breach, computer virus, or disruption of service.

We rely heavily on communications and information systems to conduct our business, and provide customers with various products and services, including the ability to bank online. Despite positioning our communications and information systems environment to be capable of controlling, monitoring and proactively preventing security breaches, our network could become vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems. We may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses. To the extent that our activities or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, litigation and other possible liabilities. Any failure, interruption, or breach in security or operational integrity of our systems could also result in failures or disruptions in our general ledger, deposit, loan, and other systems, and could subject us to additional regulatory scrutiny. Any inability to prevent security breaches or computer viruses could also cause existing customers to lose confidence in our systems and could adversely affect our reputation.

S-23

The price of our common stock may fluctuate.

The price of our common stock on the NASDAQ Global Select Market constantly changes and recently, given the uncertainty in the financial markets, has fluctuated widely. We expect that the market price of our common stock will continue to fluctuate. Holders of our common stock will be subject to the risk of volatility and changes in prices.

Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	quarterly fluctuations in our operating and financial results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	events negatively impacting the financial services industry which result in a general decline in the market valuation of our common stock;

•	announcements of material developments affecting our operations or our dividend policy;

•	future sales of our equity securities;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles; and

•	general domestic economic and market conditions.

In addition, recently the stock market generally has experienced extreme price and volume fluctuations, and industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of our operating results.

Our ability to pay dividends to our common shareholders is limited.

Since the principal source of income for the Company is dividends paid to the Company by the Bank, the Company’s ability to pay dividends to its shareholders will depend on whether the Bank pays dividends to it. As a practical matter, restrictions on the ability of the Bank to pay dividends act as restrictions on the amount of funds available for the payment of dividends by the Company. As a New Jersey-chartered commercial bank, the Bank is subject to the restrictions on the payment of dividends contained in the New Jersey Banking Act of 1948, as amended. Under the Banking Act, the Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. The Company is also subject to FRB policies, which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base and the FRB in supervisory guidance has cautioned bank holding companies about paying out too much of their earnings in dividends and has stated that banks should not pay out more in dividends than they earn. The FRB would most likely seek to prohibit any dividend payment that would reduce a holding company's capital below these minimum amounts.

We may lose lower-cost funding sources.

Checking, savings, and money market deposit account balances and other forms of customer deposits can decrease when customers perceive alternative investments, such as the stock market, as providing a better risk/return tradeoff. If customers move money out of bank deposits and into other investments, we could lose a relatively low cost source of funds, increasing our funding costs and reducing our net interest income and net income.

S-24

There may be changes in accounting policies or accounting standards.

Our accounting policies are fundamental to understanding our financial results and condition. Some of these policies require use of estimates and assumptions that may affect the value of our assets or liabilities and financial results. We identified our accounting policies regarding the allowance for loan losses, goodwill and other intangible assets, and income taxes to be critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. Under each of these policies, it is possible that materially different amounts would be reported under different conditions, using different assumptions, or as new information becomes available.

From time to time the Financial Accounting Standards Board (“FASB”) and the SEC change the financial accounting and reporting standards that govern the form and content of our external financial statements. In addition, accounting standard setters and those who interpret the accounting standards (such as the FASB, SEC, banking regulators and our independent auditors) may change or even reverse their previous interpretations or positions on how these standards should be applied. Changes in financial accounting and reporting standards and changes in current interpretations may be beyond our control, can be hard to predict and could materially impact how we report our financial results and condition. In certain cases, we could be required to apply a new or revised standard retroactively or apply an existing standard differently (also retroactively) which may result in our restating prior period financial statements in material amounts.

We encounter continuous technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

We are subject to operational risk.

We face the risk that the design of our controls and procedures, including those to mitigate the risk of fraud by employees or outsiders, may prove to be inadequate or are circumvented, thereby causing delays in detection of errors or inaccuracies in data and information. Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

We may also be subject to disruptions of our systems arising from events that are wholly or partially beyond our control (including, for example, computer viruses or electrical or telecommunications outages), which may give rise to losses in service to customers and to financial loss or liability. We are further exposed to the risk that our external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as we are) and to the risk that our (or our vendors’) business continuity and data security systems prove to be inadequate.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. There is intense competition in the financial services industry for qualified employees. In addition, we face increasing competition with businesses outside the financial services industry for the most highly skilled individuals. Our business operations could be adversely affected if we were unable to attract new employees and retain and motivate our existing employees.

S-25

There may be claims and litigation pertaining to fiduciary responsibility.

From time to time as part of the Company’s normal course of business, customers make claims and take legal action against the Company based on its actions or inactions. If such claims and legal actions are not resolved in a manner favorable to the Company, they may result in financial liability and/or adversely affect the market perception of the Company and its products and services. This may also impact customer demand for the Company’s products and services. Any financial liability or reputation damage could have a material adverse effect on the Company’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations.

Risks Related to the Rights Offering

The subscription price determined for this rights offering is not an indication of the value of our common stock.

The subscription price was established by our Board of Directors based on a number of factors, including, without limitation, data relating to comparable rights offerings by other public companies, including a range of discounts that the subscription prices represented to the then prevailing and historical trading prices for those offerings, discussions with prospective standby purchasers and the current economic and financial market condition. For a more detailed list of the factors considered in determining the subscription price, please refer to “The Rights Offering—Subscription Right” on page S-28 of this Prospectus Supplement.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock. We cannot assure you that the trading price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares purchased in the rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

The rights offering may cause the price of our common stock to decline.

Depending upon the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the offering is completed, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the rights offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $17.00 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss.

Our common stock is traded on the NASDAQ Global Market under the symbol, “PGC” and the closing sale price of our common stock on the NASDAQ Global Market on November 7, 2013 was $17.40 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription rights offering period.

S-26

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a shareholder of the shares you purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

If you do not exercise your subscription rights in full, you will suffer dilution.

If you do not exercise your subscription rights in full, and the offering is fully subscribed, you will suffer dilution of your percentage ownership of our equity securities.

As of November 1, 2013, there were 9,079,436 shares of our common stock outstanding. We will issue up to 2,470,588 shares of common stock in the aggregate in the rights offering, depending on the number of rights that are exercised.

Based on the number of shares of common stock outstanding as of November 1, 2013 and assuming that no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the rights offering, if we issue all 2,470,588 shares of common stock available in this rights offering, we would have 11,550,024 shares of common stock outstanding following the completion of the rights offering.

We may cancel the rights offering at any time prior to the expiration of the rights offering period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel the rights offering at any time prior to the expiration of the rights offering period. If we elect to cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, as soon as practicable any subscription payments.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Shareholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.

Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by certified check or bank draft only if drawn from Peapack-Gladstone Bank.

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We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

We may seek to raise additional capital in the future through the sale of additional common stock. We cannot predict the price at which such common stock might be issued, and our shareholders, at the time of any such offering, would experience dilution in their ownership interest in the Company and its earnings.

The rights are non-transferable and thus there will be no market for them.

You may not sell, transfer or assign your rights to anyone else. We do not intend to list the rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

THE RIGHTS OFFERING

General

We are distributing to the holders of our common shares, at no cost to the holders, non-transferable rights to purchase our common shares. We will distribute to each shareholder who owned shares at the end of the day on October 21, 2013, the record date, one right for each common share held of record. Each subscription right entitles the holder to purchase 0.2721 of a common share.

There will be no public market for the rights. You may not sell, assign or otherwise transfer your rights, except by operation of law in the event of your death or dissolution.

Subscription Right

With your subscription right, you may purchase 0.2721 of a common share per subscription right, subject to delivery of the required documents and payment of the subscription price of $17.00 per share, prior to the expiration of the rights offering. To the extent that the common shares owned by you at the close of business on the record date is not a whole number, the number of subscription rights to which you are entitled will be rounded down to the nearest whole subscription right. Additionally, fractional common shares resulting from the exercise of the subscription right will be eliminated by rounding down to the nearest whole share. You may exercise all or a portion of your subscription right.

Expiration Time

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on December 9, 2013, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue common shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you. In no event will the expiration date be later than December 24, 2013. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after the Board of Directors determines to extend the rights offering.

If you hold your common shares in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, December 9, 2013 expiration date that we have established for the rights offering.

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Standby Purchase Agreements

We have entered into standby purchase agreements pursuant to which an aggregate of eleven investors, as standby purchasers, have severally agreed to acquire from us at $17.00 per share up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. Accordingly, to the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. See “The Rights Offering — Regulatory Limitation” beginning on page S-33 of this Prospectus Supplement and “Standby Purchase Agreements” beginning on page S-44 of this Prospectus Supplement.

Reasons for the Rights Offering

Our Board of Directors has concluded that a rights offering was the appropriate option to raise equity capital. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our capital position; however, our Board of Directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

No Board Recommendation

You must make your decision whether to exercise your rights based on your own evaluation of your financial situation and our offer. Our Board of Directors makes no recommendation to any holder of rights or other prospective purchasers regarding the exercise of their rights or the subscription for shares of our common shares.

Exercise of Subscription Rights

Important! Please carefully read the instructions accompanying the subscription rights certificate and follow those instructions in detail. Do not send subscription rights certificates to us.

You are responsible for choosing the payment and delivery method for your subscription rights certificate, and you bear the risks associated with your choices. If you choose to deliver your subscription rights certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern Time, on December 9, 2013. Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified check or bank draft drawn from Peapack-Gladstone Bank.

Method of Exercise

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

•	Subscription by Registered Holders. To exercise your subscription rights, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each common share you are subscribing for, to the subscription agent at the address set forth under the caption “The Rights Offering— Subscription Agent” beginning on page S-31, prior to the expiration date. Your payment must be received and cleared prior to 5:00 p.m., Eastern Time, on December 9, 2013.

•	Subscription by Beneficial Owners. If you are a beneficial owner of common shares, meaning that you hold your shares in “street name” through a broker, dealer, custodian bank or other nominee, we will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf, including a “Nominee Holder Certification,” prior to 5:00 p.m., Eastern Time, on December 9, 2013. If you hold a Company share certificate directly and would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

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To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer, custodian bank or other nominee, the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, dealer, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate form be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or other nominee or if you receive it without sufficient time to respond.

Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, dealer, custodian bank or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on December 9, 2013, the scheduled expiration date of the rights offering.

Method of Payment

You must pay for the common shares you subscribe for in full in U.S. currency by personal or certified check or bank draft payable to “Registrar and Transfer Company”. However, certified checks or bank drafts will only be accepted if drawn from Peapack-Gladstone Bank. You will have paid the subscription price only upon:

•	clearance of any uncertified check deposited by the subscription agent; or
•	receipt by the subscription agent of any certified check or bank draft, drawn from Peapack-Gladstone Bank.

Signature Guarantee

Signatures on the subscription rights certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions that provide signature guarantee services include banks, brokers, dealers, credit unions, national securities exchanges and savings associations. Signatures on the subscription rights certificate do not need to be guaranteed if the subscription rights certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the FINRA, or a commercial bank or trust company having an office or correspondent in the United States.

Shares Held by or for Others

If you hold common shares for the account of others, such as a broker, a trustee or a depository for securities, you should notify the respective beneficial owners of the shares as soon as possible to obtain instructions with respect to the subscription rights they beneficially own.

If you are a beneficial owner of common shares held by a holder of record, such as a broker, trustee or a depository for securities, you should contact the holder and ask the holder to effect transactions in accordance with your instructions.

Ambiguities in Exercise of the Subscription Rights

If you do not specify the number of rights being exercised on your subscription rights certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wish to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment that the subscription agent receives from you.

If your payment exceeds the total purchase price for the number of shares of common shares that you have indicated you wish to exercise on your subscription rights certificate, your payment will be applied until depleted as follows:

1.	to subscribe for the number of common shares that you indicated on the subscription rights certificate that you wish to purchase through your subscription rights; and

2.	to subscribe for additional common shares until your subscription right has been fully exercised.

Validity of Subscriptions

We will determine all questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights. We may, at our sole discretion:

•	waive any defect or irregularity;

•	permit a defect or irregularity to be corrected within any period of time that we set; or

•	reject the purported exercise of any right by reason of any defect or irregularity.

Any determination we make with respect to these matters will be final and binding. Subscriptions will not be deemed to have been received or accepted until the person submitting the subscription has cured all irregularities or we have waived them. This must occur within any period of time that we, in our sole discretion, set. Neither we nor the subscription agent will:

•	be under any duty to notify anyone of any defect or irregularity in connection with the submission of any subscription rights certificate; or

•	incur any liability for any failure to give notice of this sort.

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Subscribers’ Fees and Expenses

You are responsible for paying all commissions, fees, taxes and other expenses that you incur in exercising your subscription rights.

No Revocation

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.

Right To Terminate Offering

We expressly reserve the right, at our sole discretion, at any time prior to delivery of the common shares offered by this Prospectus Supplement, to terminate the rights offering if the offering is prohibited by law or regulation or our Board of Directors concludes, in its judgment, that it is not in our best interest, and that of our shareholders, to complete the offering under the circumstances.

Escrow Arrangements; Return of Funds

Registrar and Transfer Company, the subscription agent, will hold funds received in payment for our common shares until the rights offering is completed or is withdrawn or canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest.

Rights as a Shareholder

You will have no rights as a holder of common shares you purchase in the rights offering until: (i) the common shares are issued to you in book-entry or uncertificated form; or (ii) your nominee is credited with the common shares purchased in the rights offering.

Listing

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be quoted for trading on the NASDAQ Global Select Market or any other stock exchange or market. The our common shares issuable upon exercise of the subscription rights will be listed on the NASDAQ Global Select Market under the ticker symbol “PGC”.

Subscription Agent

Registrar and Transfer Company is acting as the subscription agent for the rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price, and nominee holder certifications, to the extent applicable to your exercise of rights, must be delivered to Registrar and Transfer Company as follows:

By mail: Registrar and Transfer Company Attn: Reorg/Exchange Department P.O. Box 645 Cranford, NJ 07016	By overnight courier or by hand: Registrar and Transfer Company Attn: Reorg/Exchange Department 10 Commerce Drive Cranford, NJ 07016

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent, Registrar and Transfer Company, by calling (800) 368-5948, or by email at info@rtco.com. If you have any questions about us or the rights offering, please contact our information agent, AST Phoenix Advisors, by calling (212) 493-3910 (for banks and brokers) or (866) 620-2535 (for individual shareholders).

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We will pay the fees and expenses of the subscription agent and have agreed to indemnify it against any liability that it may incur in connection with the offering, including liabilities under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

Determination of Subscription Price

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including:

•	the results of negotiations with prospective standby purchasers;

•	the earnings per share and the per share book value of our common shares;

•	the trading history of our common shares;

•	our operating history and prospects for future earnings;

•	our current performance;

•	the prospects of the banking industry in which we compete;

•	the general condition of the securities markets at the time of the offering; and

•	the prices of equity securities and equity equivalent securities of comparable companies.

We cannot assure you that the market price of our common shares will not decline during or after the rights offering. We also cannot assure you that you will be able to sell the common shares purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common shares before exercising your subscription rights.

Dealer-Manager

We have entered into an agreement with Sandler O’Neill pursuant to which Sandler O’Neill is acting as our dealer-manager in connection with the rights offering. Sandler O’Neill will not participate in the solicitation of our current shareholders regarding the exercise of their subscription rights and will not receive a fee for rights that are excercised. As dealer-manager, Sandler O’Neill has identified potential standby purchasers and assisted us in negotiating standby purchase agreements with standby purchasers. We have agreed to pay certain fees to, and expenses of, Sandler O’Neill for its services as our dealer-manager.

Dilution

You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of common shares you own will not change. If you choose not to exercise your subscription rights, or you exercise less than the full amount, you will experience dilution of your ownership interest as a result of the sale of shares in the rights offering.

Purchase Intentions of Directors and Executive Officers

We expect that each of our active directors and executive officers will participate in the rights offering. The number of subscription rights exercised by the directors and executive officers will depend on their current ownership of our common shares and their financial ability to exercise their subscription rights. The purchase price paid by them will be $17.00 per share, the same paid by all other persons who purchase common shares in the offering.

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Foreign and Certain Other Shareholders

Subscription rights certificates will not be mailed to record date holders whose addresses are outside the United States and Canada or who have an APO or FPO address, but will be held by the subscription agent for each record date holders’ accounts. To exercise their subscription rights, such persons must notify the subscription agent at or prior to 5:00 p.m., Eastern Time, on December 9, 2013, at which time (if no contrary instructions have been received) the rights represented thereby will expire if not exercised.

Regulatory Limitation

We will not issue common shares pursuant to the exercise of subscription rights to any shareholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of December 9, 2013, such clearance or approval has not been obtained and/or any required waiting period has not expired. If we elect not to issue shares in such case, such shares will become available to standby purchasers.

The acquisition of more than 10% of our outstanding common shares may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978, which we refer to as the Bank Control Act. The Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the Federal Reserve Board. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under Federal Reserve Board regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of voting securities if: (i) the bank or holding company has a class of voting securities which is registered under Section 12 of the Exchange Act; or (ii) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

Common Shares Outstanding After the Rights Offering

Assuming no options are exercised prior to the expiration of the rights offering and assuming that the offering is fully subscribed, 11,550,024 common shares will be outstanding immediately after the completion of the offering.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company presently consists of 21,000,000 shares of common stock, no par value, and 500,000 shares of preferred stock. As of November 1, 2013, 9,079,436 shares of our common stock and no shares of preferred stock were outstanding, along with an additional number of shares of common stock issuable pursuant to employee stock options.

The following is merely a summary of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, and all amendments thereto, copies of which have been filed with the SEC and are also available upon request from us.

The Company is a New Jersey corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description describes certain general terms of our common stock.

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Dividend Rights

The holders of the Company’s common stock are entitled to receive dividends, when, as and if declared by the Board of Directors of the Company out of funds legally available. The only statutory limitation is that such dividends may not be paid when the Company is insolvent. Since the principal source of income for the Company will be dividends on Bank common stock paid to the Company by the Bank, the Company’s ability to pay dividends to its shareholders will depend on whether the Bank pays dividends to it. As a practical matter, restrictions on the ability of the Bank to pay dividends act as restrictions on the amount of funds available for the payment of dividends by the Company. As a New Jersey chartered commercial bank, the Bank is subject to the restrictions on the payment of dividends contained in the New Jersey Banking Act of 1948, as amended (the “Banking Act”). Under the Banking Act, the Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the Financial Institutions Supervisory Act, the Federal Deposit Insurance Corporation (“FDIC”) has the authority to prohibit a state-chartered bank from engaging in conduct that, in the FDIC’s opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by the Bank to the Company constitutes an unsafe or unsound practice. The Company is also subject to Federal Reserve Bank (“FRB”) policies, which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base and serve as a source of strength to its subsidiary bank. The FRB by supervisory letters has advised holding companies that it is has supervisory concerns when the level of dividends is too high and would seek to prevent dividends if the dividends paid by the holding company exceeded its earnings. The FRB would most likely seek to prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

Voting Rights

At meetings of shareholders, holders of our common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. The adoption of plan of merger or consolidation or the sale of all or substantially all of our assets requires the approval of a majority of the votes cast by holders of our common stock.

Liquidation Rights

In the event of liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Preemptive Rights

Holders of shares of our common stock have no preemptive rights.

Other Matters

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”.

“Blank Check” Preferred Stock

The unissued 500,000 shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, our Restated Certificate of Incorporation authorizes our Board of Directors to issue new shares of the Company preferred stock without further shareholder action.

The issuance of preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will not have preemptive rights with respect to any newly issued stock. Our Board of Directors could adversely affect the voting power of holders of our stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not believe to be in the best interests of its shareholders, the Board of Directors could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. Our Board of Directors has not approved any plan to issue preferred stock for this purpose and does not intend to issue any preferred stock except on terms that the Board of Directors deems to be in the best interests of the Company and its shareholders.

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Terms of the Preferred Stock

You should refer to the relevant prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

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•	equally with all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our Board of Directors. Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this Prospectus Supplement with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of the Company, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior to or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of the Company.

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Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock that the Company redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to our Restated Certificate of Incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the New Jersey Business Corporation Act, holders of outstanding shares of a series or class of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series or class of preferred stock or our Restated Certificate of Incorporation, if the amendment would:

•	exclude or limit their right to vote on any matter;

•	limit or deny their existing preemptive rights;

•	cancel or otherwise adversely affect dividends which have accrued but have not been declared;

•	create a new class or series of stock having superior rights or preferences or increase the rights or preferences of any other class or series of stock; or

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•	alter or change the powers, preferences or special rights of the shares of such class in certain specified ways so as to subordinate them or affect them adversely.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of the Company or other issuers will be set forth in the applicable prospectus supplement relating to the preferred stock.

PLAN OF DISTRIBUTION

We are offering common shares to our shareholders of record as of October 21, 2013, through the distribution to those shareholders of nontransferable rights to purchase 0.2721 of a common share for every common share each shareholder beneficially owned on such date. The subscription price in the rights offering is $17.00 per share.

Directors, Executive Officers and Employees

Our directors and executive officers may participate in the solicitation of the exercise of subscription rights for the purchase of common shares. These persons will not receive any commissions or compensation in connection with these activities, other than their normal compensation, but they will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other trained employees of the Company may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Our other employees have been instructed not to solicit the exercise of subscription rights for the purchase of common shares or to provide advice regarding the exercise of subscription rights. We will rely on Rule 3a4-1 under the Exchange Act, and the solicitation of subscription rights and the sales of the common shares underlying such subscription rights will be conducted within the requirements of Rule 3a4-1, so as to permit executive officers, directors and employees to participate in the sale of our common shares. None of our executive officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common shares.

Dealer-Manager

We have entered into an agreement with Sandler O’Neill pursuant to which Sandler O’Neill is acting as our dealer-manager in connection with the rights offering. Sandler O’Neill will not participate in the solicitation of our current shareholders regarding the exercise of their subscription rights and will not receive a fee for rights that are exercised. As dealer-manager, Sandler O’Neill has identified potential standby purchasers and assisted us in negotiating standby purchase agreements with standby purchasers. We have agreed to pay certain fees to, and expenses of, Sandler O’Neill for its services as our dealer-manager.

We have agreed to pay the subscription agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $1 million.

As compensation for its services, we have agreed to pay Sandler O’Neill fees consisting of:

•	an advisory fee of $75,000 payable upon completion of the offering for its advisory services in connection with the solicitation of standby purchasers; and

•	a fee of 1.0% of the aggregate value of common shares purchased by standby purchasers who where identified by the Company; and

•	a fee of 3.0% of the aggregate value of common shares purchased by standby purchasers identified by Sandler O’Neill.

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We have also agreed to pay the reasonable out-of-pocket expenses incurred by Sandler O’Neill in connection with its services, including legal fees and marketing and travel expenses. We estimate that Sandler O’Neill’s out-of-pocket expenses in connection with its legal fees (which include due diligence) will be $100,000 and will be payable by us. We also estimate that Sandler O’Neill will have other accountable expenses, including expenses relating to marketing and travel.

Determination of Offering Price

The price of the shares offered in the rights offering was determined by us based on a variety of factors, including:

•	the results of negotiations with prospective standby purchasers;

•	the earnings per share and the per share book value of our common shares;

•	the trading history of our common shares;

•	our operating history and prospects for future earnings;

•	our current performance;

•	the prospects of the banking industry in which we compete;

•	the general condition of the securities markets at the time of the offering; and

•	the prices of equity securities and equity equivalent securities of comparable companies.

USE OF PROCEEDS

We estimate that the net proceeds from the offering, after advisory fees, dealer-manager commissions and estimated expenses, will be approximately $40.5 million. The net proceeds of the offering will be used by us for general corporate purposes which may include, among other things, funding our expansion plans, working capital and pursuing strategic opportunities which may be presented to us from time to time.

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PRICE RANGE OF COMMON STOCK

The common stock of the Company is traded on the NASDAQ Global Select Market under the symbol of “PGC”. The following table sets forth, for the periods indicated, the reported high and low sale prices on known trades and cash dividends declared per share by the Company.

2013	HIGH	LOW	DIVIDEND PER SHARE
1st QUARTER	$15.55	$14.01	$0.05
2nd QUARTER	17.50	13.87	0.05
3rd QUARTER	20.04	15.93	0.05

2012	HIGH	LOW	DIVIDEND PER SHARE
1st QUARTER	$13.55	$10.52	$0.05
2nd QUARTER	15.95	13.51	0.05
3rd QUARTER	16.83	13.18	0.05
4th QUARTER	16.49	13.45	0.05

2011	HIGH	LOW	DIVIDEND PER SHARE
1st QUARTER	$14.20	$12.71	$0.05
2nd QUARTER	13.45	10.87	0.05
3rd QUARTER	11.97	9.60	0.05
4th QUARTER	11.06	9.71	0.05

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the common shares received upon exercise of the subscription rights. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their particular circumstances. This summary applies to you only if you are a U.S. holder (defined below), acquire your subscription rights in the rights offering and you hold your subscription rights or common shares issued to you upon exercise of the subscription rights as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, but not limited to:

•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a dealer in securities;
•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;
•	a tax-exempt organization;
•	an employee stock purchase plan;
•	an insurance company;
•	a person subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code;
•	a person who acquired common shares pursuant to the exercise of compensatory stock options or otherwise as compensation;
•	a person that holds common shares as part of a “straddle”, “constructive sale” or a “hedging” or “conversion” transaction; or
•	a person whose functional currency is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service, which we refer to as the IRS, and court decisions, all as currently in effect, all of which are subject to change or differing interpretations at any time, possibly on a retroactive basis. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

You are a U.S. holder if you are a beneficial owner of subscription rights or common shares and you are:

•	an individual who is a citizen or resident of the U.S. for federal income tax purposes;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds common shares received upon exercise of the subscription rights, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of the common shares.

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THIS DISCUSSION ADDRESSES ONLY CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES OF RECEIVING, OWNING AND EXERCISING THE SUBSCRIPTION RIGHTS AND ACQUIRING, HOLDING AND DISPOSING OF THE COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights.  Your receipt of subscription rights pursuant to the rights offering should be treated as a nontaxable distribution with respect to your existing common shares for U.S. federal income tax purposes. Under Section 305 of the Code, a shareholder who receives a right to acquire shares will in certain circumstances, be treated as having received a taxable dividend in an amount equal to the fair market value of such right. The application of this rule is very complex and subject to uncertainty. However, we believe that pursuant to Section 305 of the Code and the Treasury regulations promulgated thereunder, the receipt of subscription rights should generally not be taxable to a shareholder. Consequently, the discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

Tax Basis in Subscription Rights. If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing common shares on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing common shares and the subscription rights in proportion to the relative fair market values of the existing common shares and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing common shares and the subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

On the other hand, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing common shares on the date you receive the subscription rights, then you must allocate your basis in your existing common shares between the existing common shares and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common shares on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Holding Period in Subscription Rights.  Your holding period in a subscription right will include your holding period in the common shares with respect to which the subscription right was distributed.

Exercise of Subscription Rights.  Generally, you will not recognize gain or loss on the exercise of subscription rights. Your tax basis in a new common share acquired when you exercise a subscription right will generally be equal to the sum of: (1) your adjusted tax basis, if any, in the subscription right; and (2) the subscription price you paid for such shares. The holding period for common shares acquired when you exercise your subscription right will begin on the date of exercise.

Not Exercising Subscription Rights.  If you do not exercise your subscription rights, you should not recognize any gain or loss for U.S. federal income tax purposes and any portion of the tax basis in your existing common shares previously allocated to the subscription rights not exercised should be re-allocated to the existing common shares.

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Taxation of Common Shares

Distributions.  Distributions with respect to common shares acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such common shares and thereafter as capital gain.

 Dispositions.  If you sell or otherwise dispose of common shares acquired upon exercise of subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the common shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for the common shares is more than one year. Long-term capital gain of an individual is generally taxed at a maximum rate of 20%. The deductibility of net capital losses is subject to limitations.

New Legislation Relating to Foreign Accounts

 Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after June 30, 2014. Among other requirements, the new legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. You should consult your own tax advisor regarding this legislation.

 Health Care and Reconciliation Act of 2010

The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders who are individuals, estates or trusts to pay a 3.8% tax on, among other types of income, dividends on stock and capital gains from the sale or other disposition of stock. You should consult your own tax advisor regarding the effect, if any, of this legislation on your ownership and disposition of the common shares.

 Information Reporting and Backup Withholding

 You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of the common shares acquired through the exercise of the subscription rights. Backup withholding may apply under certain circumstances if you: (1) fail to furnish your social security or other taxpayer identification number, which we refer to as a TIN; (2) furnish an incorrect TIN; (3) fail to report interest or dividends properly; or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You should consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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 INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of Peapack incorporated in this registration statement by reference to Peapack’s Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this Prospectus Supplement will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey. Certain legal matters with respect to this rights offering will be passed upon for the dealer-manager by Robinson & Cole LLP.

STANDBY PURCHASE AGREEMENTS

We have entered into standby purchase agreements with eleven standby purchasers. The standby purchasers have severally agreed, subject in each case to a maximum standby purchase commitment and certain conditions, to acquire from us at the subscription price of $17.00 per share up to 2,470,588 common shares in the aggregate if and to the extent that the rights offering is not fully subscribed. To the extent that our shareholders do not fully subscribe to the rights offering, any and all unsold shares will be purchased by the standby purchasers. The obligations of the standby purchasers will not be subject to the purchase of any minimum number of shares pursuant to the exercise of the rights by the rights holders, but are subject to the following conditions:

•	that no order suspending the effectiveness of the registration statement or any amendment or supplement thereto shall have been issued and no proceedings for such purpose shall be pending before or, to our knowledge or the standby purchaser, threatened by the SEC and any requests for additional information by the SEC (to be included in the registration statement, in this Prospectus Supplement or otherwise) shall have been complied with in all material respects;

•	that our representations and warranties and those of the standby purchaser contained in the standby purchase agreement shall be true and correct in all material respects as of the closing date, and that we, as well as the standby purchaser, shall have performed all covenants and agreements required to be performed at or prior to the closing date; and

•	we shall have conducted the rights offering substantially in the manner described in this Prospectus Supplement.

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Each standby purchase agreement provides that it may be terminated by the standby purchaser only upon the occurrence of the following events:

•	a suspension of trading in the common shares;

•	the establishment of limited or minimum prices for the common shares or a general suspension of trading in or the establishment of limited or minimum prices on the New York Stock Exchange or NASDAQ National Market;

•	any banking moratorium, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States;

•	under any circumstances which would result in the standby purchaser, individually or together with any other person or entity, being required to register as a depository institution holding company under federal or state laws or regulations, or to submit an application, or notice, to acquire or retain control of a depository institution or depository institution holding company, to a federal regulatory authority;

•	prior to the expiration of the rights offering, if we experience a material adverse change in our financial condition from our financial condition at September 30, 2013;

•	in the event that we, in our reasonable judgment, determine that it is neither in our best interests nor our shareholders’ best interests to go forward with the rights offering or consummation of the rights offering is prohibited by law, rule or regulation;

•	if the share offering is not completed by December 31, 2013; and

•	in the event that we are unable to obtain any required federal or state approvals for the share offerings on conditions reasonably satisfactory to us despite our reasonable efforts to obtain such approvals.

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$50,000,000

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 3 of this prospectus.

This prospectus is dated April 19, 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	3
THE SECURITIES WE MAY OFFER	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF DEPOSITARY SHARES	22
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF UNITS	26
USE OF PROCEEDS	27
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDIENDS	27
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND MORE INFORMATION	30

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ABOUT THIS PROSPECTUS

References in this prospectus to “Peapack” and “the Company” are to Peapack-Gladstone Financial Corporation. The terms “we”, “us” and “our” refer to Peapack when discussing the securities to be issued by the Company. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as “offered securities.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

General

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. By this prospectus, Peapack-Gladstone Financial Corporation may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;
•	preferred stock;
•	debt securities;
•	depositary shares;
•	warrants; and/or
•	units.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

About Peapack

Peapack-Gladstone Financial Corporation (the “Corporation”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized under the laws of New Jersey in August 1997, by the Board of Directors of Peapack-Gladstone Bank (the “Bank”), its principal subsidiary, to become a holding company for the Bank. The Bank is a state chartered commercial bank founded in 1921 under the laws of the State of New Jersey. The Bank is a member of the Federal Reserve System. The Bank offers financial services through 23 full-service banking offices. The Bank maintains ten branches in Somerset County, six in Morris County, four in Hunterdon County, one in Middlesex County and two in Union County.

The Bank is primarily dedicated to providing quality, personalized financial, trust and investment services to individuals and small businesses.

In addition to commercial lending activities, the Bank offers a wide range of consumer banking services, including: checking and savings accounts, money market and interest-bearing checking accounts, certificates of deposit, and individual retirement accounts held in certificates of deposit. The Bank also offers residential and construction mortgages, home equity lines of credit and other second mortgage loans. For children, the Bank offers a special pony club savings account. New Jersey Consumer Checking Accounts are offered to low income customers. In addition, the Bank provides foreign and domestic travelers' checks, cashier's checks and wire transfers. Automated teller machines are available at 23 locations. Via the automatic teller machine access card issued by the Bank, customers may pay for commodities at point-of-sale merchant locations. Internet banking is available to customers including an online bill payment option. The Corporation has no foreign operations.

The Bank has a Trust and Investment Department, PGB Trust & Investments, which offers personal investment management services, personal trust administration services, estate settlement, income tax services, custodial services and other financial planning services. Since its inception in 1972, market value of trust assets under administration have increased to $2.30 billion. In December 2012, Peapack formed PGB Trust & Investments of Delaware, a subsidiary of the Bank, and opened an office in Greenville, Delaware.

The mailing address and telephone number of our principal executive offices are:

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

(908) 234-0700

Ratios of Earnings to Fixed Charges and Preferred Dividends

The ratios of earnings to fixed charges for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Year Ended December 31,
	2012		2011		2010		2009		2008
Excluding interest on deposits	12.1	x	7.1	x	4.7	x	4.6	x	-19.7	x
Including interest on deposits	4.1	x	2.7	x	1.9	x	1.5	x	-0.4	x

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about us that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “will”, “should”, “project”, “plan”, “seek”, “intend”, or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Peapack and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus, any supplement to this prospectus, and our most recent Annual Report on Form 10-K, and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	common stock;
•	preferred stock;
•	debt securities;
•	depositary shares;
•	warrants; and/or
•	units.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Peapack presently consists of 21,000,000 shares of common stock, no par value, and 500,000 shares of preferred stock. As of December 31, 2012, 9,325,977 shares of our common stock and no shares of preferred stock were outstanding, along with an additional number of shares of common stock issuable pursuant to warrants and employee stock options.

The following is merely a summary of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, and all amendments thereto, copies of which have been filed with the SEC and are also available upon request from us.

Peapack is a New Jersey corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description describes certain general terms of our common stock.

Dividend Rights

The holders of Peapack’s common stock are entitled to receive dividends, when, as and if declared by the Board of Directors of Peapack out of funds legally available. The only statutory limitation is that such dividends may not be paid when Peapack is insolvent. Since the principal source of income for Peapack will be dividends on Bank common stock paid to Peapack by the Bank, Peapack’s ability to pay dividends to its shareholders will depend on whether the Bank pays dividends to it. As a practical matter, restrictions on the ability of the Bank to pay dividends act as restrictions on the amount of funds available for the payment of dividends by Peapack. As a New Jersey chartered commercial bank, the Bank is subject to the restrictions on the payment of dividends contained in the New Jersey Banking Act of 1948, as amended (the “Banking Act”). Under the Banking Act, the Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the Financial Institutions Supervisory Act, the Federal Deposit Insurance Corporation (“FDIC”) has the authority to prohibit a state-chartered bank from engaging in conduct that, in the FDIC’s opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by the Bank to Peapack constitutes an unsafe or unsound practice. The Corporation is also subject to Federal Reserve Bank (“FRB”) policies, which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base and serve as a source of strength to its subsidiary bank. The FRB by supervisory letters has advised holding companies that it is has supervisory concerns when the level of dividends is too high and would seek to prevent dividends if the dividends paid by the holding company exceeded its earnings. The FRB would most likely seek to prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

Voting Rights

At meetings of shareholders, holders of our common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. The adoption of plan of merger or consolidation or the sale of all or substantially all of our assets requires the approval of a majority of the votes cast by holders of our common stock.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Peapack, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Preemptive Rights

Holders of shares of our common stock have no preemptive rights.

Other Matters

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”.

“Blank Check” Preferred Stock

The unissued 500,000 shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, our certificate of incorporation authorizes our board of directors to issue new shares of Peapack preferred stock without further shareholder action.

The issuance of preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will not have preemptive rights with respect to any newly issued stock. Our board of directors could adversely affect the voting power of holders of our stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Peapack that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. Our board of directors has not approved any plan to issue preferred stock for this purpose and does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of Peapack and its shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;
•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;
•	the provisions for a sinking fund, if any, for the preferred stock being offered;
•	the provisions for redemption, if applicable, of the preferred stock being offered;
•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;
•	voting rights, if any, of the preferred stock being offered;
•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Peapack;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Peapack; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Peapack, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;
•	equally with all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and
•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors. Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or
•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Peapack, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior to or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Peapack be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Peapack.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock that Peapack redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to the certificate of incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Peapack, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Peapack, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of Peapack with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Peapack, will not be deemed to constitute a liquidation, dissolution or winding up of Peapack.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the New Jersey Business Corporation Act, holders of outstanding shares of a series or class of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series or class of preferred stock or our certificate of incorporation, if the amendment would:

•	exclude or limit their right to vote on any matter;
•	limit or deny their existing preemptive rights;
•	cancel or otherwise adversely affect dividends which have accrued but have not been declared;
•	create a new class or series of stock having superior rights or preferences or increase the rights or preferences of any other class or series of stock; or
•	alter or change the powers, preferences or special rights of the shares of such class in certain specified ways so as to subordinate them or affect them adversely.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Peapack or other issuers will be set forth in the applicable prospectus supplement relating to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Subordinated Debt Securities

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, and general obligations of Peapack.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Peapack, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Peapack and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information.” Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the amount of debt securities issued and any limit on the amount that may be issued;
•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;
•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;
•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;
•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;
•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;
•	whether the debt securities will be issued in certificated or book-entry form;
•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;
•	if the debt securities will be issuable only in global form, the depositary or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;
•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
•	whether the debt securities can be converted into or exchanged for other securities of Peapack, and the related terms and conditions;
•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Peapack. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Peapack that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Peapack or by one or more other subsidiaries of Peapack. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and
•	“significant subsidiary” means any subsidiary of Peapack that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Peapack in a liquidation or dissolution of Peapack, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Peapack, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Peapack may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Peapack, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	existing senior debt and other indebtedness of Peapack evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;
•	indebtedness of Peapack for money borrowed or represented by purchase-money obligations, as defined below;
•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;
•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;
•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;
•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the eight clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;
•	any indebtedness, obligation or liability which is subordinated to indebtedness of Peapack to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and
•	unless expressly provided in the terms thereof, any other indebtedness of Peapack to its subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Peapack is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Peapack’s subsidiaries, since any right of Peapack to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Peapack itself is recognized as a creditor of that subsidiary, the claims of Peapack would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Peapack. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Peapack-Gladstone Bank would be subordinate in right of payment to deposits and to other indebtedness of the banks.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;
•	the investor cannot receive physical certificates for his or her debt securities;
•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Peapack is the continuing entity, or
•	the successor entity, if other than Peapack, formed by or resulting from any consolidation or merger, or which has received the transfer of Peapack’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Peapack or any subsidiary as a result of that transaction as having been incurred by Peapack or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Peapack and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or
•	paying dividends or making other distributions on our capital stock; or
•	purchasing or redeeming our capital stock; or
•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;
•	failure to pay principal of, or premium, if any, on any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any debt security of the series;
•	default in the performance or breach of any other covenant or warranty of Peapack contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;
•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Peapack or any significant subsidiary or either of their property; and
•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in the fifth clause above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and
•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or
•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment,

•	except as described in the prospectus supplement relating to such debt security:
o	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;
o	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;
o	extend the time of payment of interest on any debt security or any additional amounts;
o	change any of the conversion, exchange or redemption provisions of any debt security;
o	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
o	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
o	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; or
o	in the case of subordinated debt securities, modify the ranking or priority of the securities;
•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or
•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Peapack with specific covenants in the indenture.

Peapack and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to Peapack as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
•	to add to the covenants of Peapack for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Peapack in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•	to secure or provide for the guarantee of the debt securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;
•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;
•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or
•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;
•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;
•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and
•	debt securities owned by Peapack or any other obligor upon the debt securities or any affiliate of Peapack or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or
•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;
•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Peapack is a party or by which it is bound;
•	certain other provisions set forth in the indenture are met;
•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and
•	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “Subordination of Subordinated Debt Securities” would prevent Peapack from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:
o	purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,
o	in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,
o	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,
o	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or
o	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;
•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities; or
•	make any guarantee payments regarding the foregoing.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. We will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to any applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Peapack and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Peapack will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Peapack and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Peapack and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Peapack and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Peapack and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Peapack, each depositary and any agent of Peapack or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of December 31, 2012, we had no warrants to purchase shares of our common stock issued and outstanding.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;
•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;
•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the Company expects to use the net proceeds from the sale of offered securities for working capital and general corporate purposes, which may include:

•	investments in Peapack-Gladstone Bank and other subsidiaries as regulatory capital;
•	expansion of the business; and
•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The ratios of earnings to fixed charges for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Year Ended December 31,
	2012		2011		2010		2009		2008
Excluding interest on deposits	12.1	x	7.1	x	4.7	x	4.6	x	-19.7	x
Including interest on deposits	4.1	x	2.7	x	1.9	x	1.5	x	-0.4	x

PLAN OF DISTRIBUTION

Peapack may sell the offered securities:

•	directly to purchasers,
•	through agents,
•	through dealers,
•	through underwriters,
•	directly to its shareholders, or
•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Peapack from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Peapack may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of a securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker otherwise than on such securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;
•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Peapack may directly solicit offers to purchase offered securities. Agents designated by Peapack from time to time may also solicit offers to purchase offered securities. Any agent designated by Peapack who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Peapack to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Peapack will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Peapack will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Peapack in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Peapack will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Peapack at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and
•	if the offered securities are also being sold to underwriters, Peapack will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Peapack. Any remarketing firm will be identified and the terms of its agreement, if any, with Peapack and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Peapack, to indemnification by Peapack against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Peapack in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey.

EXPERTS

The consolidated financial statements of Peapack incorporated in this registration statement by reference to Peapack’s Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents that we refer you to. For further information on Peapack and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2012;
•	Current Reports filed on Form 8-K dated February 25, 2013, March 22, 2013 and March 26, 2013;
•	The definitive proxy statement for our 2013 annual meeting of shareholders; and
•	The description of the common stock which is contained in Peapack’s Registration Statement on Form 10 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;
•	Section 14 of the Exchange Act; and
•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Peapack-Gladstone Financial Corporation

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

Attention: Jeffrey J. Carfora

Telephone: (908) 234-0700

$42,000,000

Up To 2,470,588 Shares
Of Common Stock, No Par Value